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                         CONSENT OF ERNST & YOUNG LLP



The Board of Directors
Whirlpool Corporation
Benton Harbor, Michigan


We consent to the incorporation by reference in the Registration Statement pertaining to the Whirlpool Corporation 1996 Omnibus Stock and Incentive Plan of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of Whirlpool Corporation and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


Chicago, Illinois
April 23, 1996